Exhibit (a)(5)(P)

THE LAWRENCE J. ELLISON REVOCABLE TRUST

101 YGNACIO VALLEY ROAD, SUITE #320
WALNUT CREEK, CALIFORNIA 94596

TELEPHONE: (925) 977-9060
FACSIMILE: (925) 977-9099

December 21, 2025

To Whom It May Concern:

This letter serves to address questions recently raised regarding The Lawrence J. Ellison Revocable Trust u/a/d 1/22/1988, as amended (the “Trust”) in connection with the proposed merger of Warner Bros. Discovery, Inc. (“WBD”) and Paramount Skydance Corporation (“Paramount”).

The Trust was created in 1988, and there has been one and only one Lawrence J. Ellison Revocable Trust in existence since. Over the past 35+ years, the Trust has been amended on several occasions. Prior to 2020, the Ellison family office utilized nomenclature which referenced the Trust’s most recent amendment - for example, “The Lawrence J. Ellison Trust u/a 7/11/12 as amended.”

Consistent with the representations and warranties provided by the Trust and Mr. Larry Ellison in the Ellison Guarantee, we also write to confirm that the Trust owns Mr. Ellison’s shares of Oracle stock (see attached ownership records from Oracle’s transfer agent) and that the Trust has no material liabilities (other than liabilities resulting from the pledging arrangements disclosed in Oracle’s proxy statement). We note there are a total of 3 accounts with the transfer agent consisting of such Oracle shares, with former co-trustee Philip Simon listed on two accounts. These two accounts remain because they reference specific, physically certificated shares (with then-trustee Philip Simon listed on the certificates), long held in bank vaults.

Kind regards,

Paul T. Marinelli, Co-Trustee

EQUINITI TRUST COMPANY, LLC
OPERATIONS CENTER
PO BOX 500
NEWARK, NJ 07101	Statement Date:	December 17, 2025
	Company Name:	ORACLE CORPORATION
0.001.001.00001	Company Number:	17983
LAWRENCE J ELLISON & PHILIP B SIMON	Stock Exchange:	NYSE
TRUSTEES LAWRENCE J ELLISON REVOCABLE	Company Ticker Symbol:	ORCL
TRUST U/A 07/11/12 AS AMENDED	CUSIP:	68389X105
101 YGNACIO VALLEY ROAD SUITE 320	REDACTED
WALNUT CREEK CA 94596-7026	W9/W8/W8BENE Certified:	Yes
REDACTED

Balance Summary as of 12/17/2025

Total Shares	Closing Price Per Share	Estimated Value
123,600,000.000	$188.650	$23,317,140,000.00

	Plan	Certificated	DRS/Book
	Shares	Shares	Entry Shares
Restricted		123,600,000.000	0.000
Unrestricted	0.000	0.000	0.000

If you have questions, please call our office at 800-937-5449. Our representatives are available to assist you Monday through Friday from 8:00 a.m. to 8:00 p.m. Eastern Time. You may also email us by selecting “Contact Us” on www.astfinancial.com

REDACTED	0 001.001 00001
REDACTED

A full copy of any rights, privileges, restrictions, and conditions which may be attached to the securities covered by this statement can be obtained by writing to the Secretary of the Company

Access your stock accounts online

Visit astfinancial.com today to conveniently manage your stock accounts anytime, anywhere.

•	View your account details including balances and transaction history

•	Manage your payment method for dividends and sales proceeds

•	Request check replacements

•	Buy or sell shares

•	Update your contact information

•	Download statements and tax forms

ONLINE ACCOUNT ACCESS:

Accessing the AST website is designed to be simple and secure. In order to access your account online, please follow these steps:

Step 1: Go to www.astfinancial.com

Step 2: Click Login located at the top right hand corner of the page.

Step 3: Click First Time Here? Register under Shareholder Central, complete the short registration process to create your user name.

Important Information

•	If you have only fractional shares, they cannot be transferred.

•	If you have at least one share:

• If your broker is a participant in the Direct Registration System (DRS), your broker may request your shares from AST via the DRS. You must provide your broker with the Company’s CUSIP, your shareholder account number, your taxpayer identification number, the name in which the shares are registered, and the number of shares you wish to transfer. Please note, your broker may request a copy of this Direct Registration Statement.

• If your broker is not a participant in the Direct Registration System (DRS), please write to AST at the address listed above, instructing AST to credit your brokerage account. You must include your AST account number, the name of your brokerage institution, your brokerage account number, and the number of shares that you wish to transfer. Your letter of instruction must be signed by all owners listed in the account registration and the signatures must be medallion guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP, or MSP. Please include a copy of this Direct Registration Statement. Please coordinate with your broker to ensure that they will accept share delivery via the DRS.

How To Replace Lost Certificates

To replace any lost certificate(s), please access your account via our website at www.astfinancial.com, contact our Shareholder Services Department at the number listed above or notify our Correspondence Department in writing at the letterhead address. Upon receipt of your request, the appropriate documents will be sent to replace the certificate(s).

W9/W8 Certified Instructions

You will need to complete and return the tax form, W9 form (domestic shareholders), W8 BEN (foreign individual), or W8 BEN-E (foreign entity). The forms are available at www.astfinancial.com/knowledge-center/forms. Once AST receives your tax form your Social Security Number/TIN will be updated and your account will become certified.

EQUINITI TRUST COMPANY, LLC
OPERATIONS CENTER
PO BOX 500
NEWARK, NJ 07101	Statement Date:	December 17, 2025
	Company Name:	ORACLE CORPORATION
0.001.001.00001	Company Number:	17983
LAWRENCE J ELLISON OR PAUL T MARINELLI	Stock Exchange:	NYSE
TRUSTEES OF THE LAWRENCE J ELLISON	Company Ticker Symbol:	ORCL
REVOCABLE TRUST U/A 1/22/88 AS AMENDED	CUSIP:	68389X105
C/O LAWRENCE INVES / P MARINELLI	REDACTED
101 YGNACIO VALLEY ROAD SUITE 320	W9/W8/W8BENE Certified:	Yes
WALNUT CREEK, CA 94596-7026	REDACTED

Balance Summary as of 12/17/2025

Total Shares	Closing Price Per Share	Estimated Value
936,232,353.000	$188.650	$176,620,233,393.45

	Plan	Certificated	DRS/Book
	Shares	Shares	Entry Shares
Restricted		502,437,353.000	433,795,000.000
Unrestricted	0.000	0.000	0.000

If you have questions, please call our office at 800-937-5449. Our representatives are available to assist you Monday through Friday from 8:00 a.m. to 8:00 p.m. Eastern Time. You may also email us by selecting “Contact Us” on www.astfinancial.com

REDACTED	0 001.001 00001

A full copy of any rights, privileges, restrictions, and conditions which may be attached to the securities covered by this statement can be obtained by writing to the Secretary of the Company

Access your stock accounts online

Visit astfinancial.com today to conveniently manage your stock accounts anytime, anywhere.

•	View your account details including balances and transaction history

•	Manage your payment method for dividends and sales proceeds

•	Request check replacements

•	Buy or sell shares

•	Update your contact information

•	Download statements and tax forms

ONLINE ACCOUNT ACCESS:

Accessing the AST website is designed to be simple and secure. In order to access your account online, please follow these steps:

Step 1: Go to www.astfinancial.com

Step 2: Click Login located at the top right hand corner of the page.

Step 3: Click First Time Here? Register under Shareholder Central, complete the short registration process to create your user name.

Important Information

•	If you have only fractional shares, they cannot be transferred.

•	If you have at least one share:

• If your broker is a participant in the Direct Registration System (DRS), your broker may request your shares from AST via the DRS. You must provide your broker with the Company’s CUSIP, your shareholder account number, your taxpayer identification number, the name in which the shares are registered, and the number of shares you wish to transfer. Please note, your broker may request a copy of this Direct Registration Statement.

• If your broker is not a participant in the Direct Registration System (DRS), please write to AST at the address listed above, instructing AST to credit your brokerage account. You must include your AST account number, the name of your brokerage institution, your brokerage account number, and the number of shares that you wish to transfer. Your letter of instruction must be signed by all owners listed in the account registration and the signatures must be medallion guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP, or MSP. Please include a copy of this Direct Registration Statement. Please coordinate with your broker to ensure that they will accept share delivery via the DRS.

How To Replace Lost Certificates

To replace any lost certificate(s), please access your account via our website at www.astfinancial.com, contact our Shareholder Services Department at the number listed above or notify our Correspondence Department in writing at the letterhead address. Upon receipt of your request, the appropriate documents will be sent to replace the certificate(s).

W9/W8 Certified Instructions

You will need to complete and return the tax form, W9 form (domestic shareholders), W8 BEN (foreign individual), or W8 BEN-E (foreign entity). The forms are available at www.astfinancial.com/knowledge-center/forms. Once AST receives your tax form your Social Security Number/TIN will be updated and your account will become certified.

EQUINITI TRUST COMPANY, LLC
OPERATIONS CENTER
PO BOX 500
NEWARK, NJ 07101	Statement Date:	December 17, 2025
	Company Name:	ORACLE CORPORATION
0.001.001.00001	Company Number:	17983
LAWRENCE J ELLISON & PHILIP B	Stock Exchange:	NYSE
SIMON TR LAWRENCE J ELLISON	Company Ticker Symbol:	ORCL
REVOC TRUST UA 12/08/95 AMENDED	CUSIP:	68389X105
C/O LAWRENCE INVES / P MARINELLI	REDACTED
101 YGNACIO VALLEY RD STE 320	W9/W8/W8BENE Certified:	Yes
WALNUT CREEK, CA 94596-7026	REDACTED

Balance Summary as of 12/17/2025

Total Shares	Closing Price Per Share	Estimated Value
98,400,000.000	$188.650	$18,563,160,000.00

	Plan	Certificated	DRS/Book
	Shares	Shares	Entry Shares
Restricted		98,400,000.000	0.000
Unrestricted	0.000	0.000	0.000

If you have questions, please call our office at 800-937-5449. Our representatives are available to assist you Monday through Friday from 8:00 a.m. to 8:00 p.m. Eastern Time. You may also email us by selecting “Contact Us” on www.astfinancial.com

REDACTED	0 001.001 00001
REDACTED

A full copy of any rights, privileges, restrictions, and conditions which may be attached to the securities covered by this statement can be obtained by writing to the Secretary of the Company

Access your stock accounts online

Visit astfinancial.com today to conveniently manage your stock accounts anytime, anywhere.

•	View your account details including balances and transaction history

•	Manage your payment method for dividends and sales proceeds

•	Request check replacements

•	Buy or sell shares

•	Update your contact information

•	Download statements and tax forms

ONLINE ACCOUNT ACCESS:

Accessing the AST website is designed to be simple and secure. In order to access your account online, please follow these steps:

Step 1: Go to www.astfinancial.com

Step 2: Click Login located at the top right hand corner of the page.

Step 3: Click First Time Here? Register under Shareholder Central, complete the short registration process to create your user name.

Important Information

•	If you have only fractional shares, they cannot be transferred.

•	If you have at least one share:

• If your broker is a participant in the Direct Registration System (DRS), your broker may request your shares from AST via the DRS. You must provide your broker with the Company’s CUSIP, your shareholder account number, your taxpayer identification number, the name in which the shares are registered, and the number of shares you wish to transfer. Please note, your broker may request a copy of this Direct Registration Statement.

• If your broker is not a participant in the Direct Registration System (DRS), please write to AST at the address listed above, instructing AST to credit your brokerage account. You must include your AST account number, the name of your brokerage institution, your brokerage account number, and the number of shares that you wish to transfer. Your letter of instruction must be signed by all owners listed in the account registration and the signatures must be medallion guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP, or MSP. Please include a copy of this Direct Registration Statement. Please coordinate with your broker to ensure that they will accept share delivery via the DRS.

How To Replace Lost Certificates

To replace any lost certificate(s), please access your account via our website at www.astfinancial.com, contact our Shareholder Services Department at the number listed above or notify our Correspondence Department in writing at the letterhead address. Upon receipt of your request, the appropriate documents will be sent to replace the certificate(s).

W9/W8 Certified Instructions

You will need to complete and return the tax form, W9 form (domestic shareholders), W8 BEN (foreign individual), or W8 BEN-E (foreign entity). The forms are available at www.astfinancial.com/knowledge-center/forms. Once AST receives your tax form your Social Security Number/TIN will be updated and your account will become certified.